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                                                                    EXHIBIT 99.4


                        NOTICE OF GRANT OF STOCK OPTIONS


                AIRONET WIRELESS COMMUNICATIONS, INC. ("Aironet")
                            367 Ghent Road, Suite 300
                              Fairlawn, Ohio 44334




PERSONAL AND CONFIDENTIAL

[name]  [date]

Dear [name]:

        You have been granted an option to purchase Aironet common stock as follows:

        Date of Grant:
        Stock Option Plan: Aironet Wireless Communications, Inc. 1996 Stock Option Plan Option Price per Share:
        Total Number of Shares Granted:
        Total Price of Shares Granted:

               By your signature and the signature of Aironet's President, Roger
        J. Murphy, you and Aironet agree that the option is granted under and governed by the terms and conditions of the Non-Qualified Stock Option Agreement and Aironet's 1996 Stock Option Plan which are attached and made a part of this document. Please note that it is important to return this executed Notice of Grant to Aironet, care of Glenn Hansen, Secretary, within 30 days.




                                       AIRONET WIRELESS COMMUNICATIONS, INC.

                                       By
                                         ---------------------------------------
                                         Roger J. Murphy, President

                                      ------------------------------------------
                                      [name]

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                      AIRONET WIRELESS COMMUNICATIONS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of the ___ day of ___________, 1997, by and between AIRONET WIRELESS COMMUNICATIONS, INC. ("Aironet" or "Company"), a Delaware corporation, and the undersigned ("Grantee") who is named in the attached Notice of Grant of Stock Options which is incorporated herein by this reference (the "Notice of Grant").

                                    RECITALS:

A. On the Grant Date (defined in the Notice of Grant), Aironet granted to Grantee a non-qualified stock option under The Aironet Wireless Communications, Inc. 1996 Stock Option Plan (the "Plan") for the purchase of shares of Aironet common stock, par value $.01 per share (the "Common Stock").

A. Certain initially capitalized terms used but not defined herein are used as defined in the Plan.

A. As required by Section 14 of the Plan, the Company and Grantee desire to evidence the grant of the Stock Option pursuant to this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

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I. GRANT OF OPTION.

        Aironet has granted to Grantee under the Plan the right and option (the "Option") to purchase all or any part of the aggregate number of shares of Common Stock set forth in the Notice of Grant, such number of shares being subject to adjustment as provided in the Plan (as so adjusted, the "Shares").

I. OPTION PRICE.

        The price of the Shares covered by the Option shall be as set forth in the Notice of grant, such price being subject to adjustment as provided in the Plan (as so adjusted, the "Option Price").

I. TERM OF OPTION.

        The term of the Option shall be the ten (10) year period commencing on the Grant Date, subject to earlier termination as provided in the Plan.


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I. VESTING.

        Prior to its expiration or termination, the Option may be exercised, in whole or in part, for such number of the Shares as Grantee may from time to time elect, in accordance with the following limitations:

A. From and after the first (1st) anniversary of the Grant Date 1/3 of the options granted become vested, and may be exercised as to 1/3 of the total number of Shares.

A. From and after the second (2nd) anniversary of the Grant Date 1/3 of the options granted become vested, and may be exercised as to 2/3 of the total number of remaining Shares, less such number of the Shares as to which the Option has theretofore been exercised.

A. From and after the third (3rd) anniversary of the Grant Date 1/3 of the options granted become vested, and may be exercised as to any and all of the total number of Shares, less such number of the Shares as to which the Option has theretofore been exercised.

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I. EXERCISE OF OPTION.

1. In order to exercise the Option, the person entitled to exercise it shall deliver to Aironet written notice of the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price for the Shares being purchased. No fractional Shares will be issued. The following forms of consideration will be accepted in payment of the Option Price for the Shares to be issued upon exercise of this Option and of the taxes required to be withheld in connection with such exercise: cash; personal check, bank cashier's check, provided that the Company at the time of exercise is publicly traded, already owned Shares (duly indorsed for transfer with signature guaranteed), or any combination of the foregoing.

A. Before a stock certificate evidencing the Shares being acquired through exercise of an Option will be issued to the person exercising it, the person must pay, or make arrangements acceptable to


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the Company for the payment of, any and all federal, state and local withholding taxes required to be withheld in connection with the exercise of an Option.

A. The value of Shares delivered for payment of the Option Price shall be the Fair Market Value of such Shares at the time the Option is exercised or determined under the Plan. If certificates representing Shares of Common Stock are used to pay all or part of the Option Price and/or withholding taxes, Aironet shall cause two certificates to be delivered to Grantee, one certificate representing the number of Shares, if any, represented by the certificates delivered by Grantee for use in payment of the Option Price in excess of the number of Shares represented thereby necessary, valued as hereinabove provided, to pay the portion of the Option Price not paid in cash, and a separate certificate representing the number of Shares with respect to which Grantee exercised the Option.

I. INCORPORATION OF PROVISIONS OF STOCK OPTION PLAN.

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        All of the provisions of the Plan, pursuant to which the Option evidenced hereby has been granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the provisions of the Plan, the Plan shall control. Grantee acknowledges receipt of a copy of the Plan as in effect on the date hereof and represents that he is familiar with the provisions thereof and hereby accepts the Option subject to the provisions of the Plan, as the same may be amended from time to time. Grantee further agrees to accept as final, conclusive and binding all decisions or interpretations of the Board upon any questions arising under the Plan.

Grantee:                               Aironet Wireless Communications, Inc.


---------------------------------      By:
(Name)                                    --------------------------------------
                                       Its:
--------------------------------           -------------------------------------
(Signature)

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(Social Security No.)

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(Street Address)

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(City, State and Zip Code)